UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2012

eDiets.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30559	56-0952883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive

Suite 600

Fort Lauderdale, FL 33334

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 360-9022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreements.

On February 15, 2012, Prides Capital Fund I, L.P. (“Prides”), the majority stockholder in eDiets.com, Inc. (the “Company”), issued an unconditional guarantee (the “Guarantee”) of certain Company payment obligations to Paymentech, LLC, the Company’s credit card payments processor. The maximum amount of Company indebtedness guaranteed by Prides is $260,000. Also as of February 15, 2012, the Company entered into a letter agreement with Prides (the “Letter Agreement”) pursuant to which the Company undertook certain obligations in consideration of the Guarantee. Among other things, the Letter Agreement obligates the Company to pay Prides (i) an annual credit support fee equal to 10% of the maximum amount of Company indebtedness guaranteed by Prides under the Guarantee and (ii) a monthly credit support fee equal to 0.4167% of the maximum amount of Company indebtedness guaranteed by Prides under the Guarantee. The Company’s obligations under the Letter Agreement will terminate upon expiration or termination of the Guarantee.

The foregoing description of the Letter Agreement is qualified in its entirety by the full text of the Letter Agreement filed herewith as Exhibit 10.66 and incorporated herein by reference.

The information set forth in Item 5.02 of this Current Report on Form 8-K with respect to the Agreement and General Release, dated as of February 16, 2012 (the “McGrath Separation Agreement”), between the Company and Kevin N. McGrath, the Company’s former President and Chief Executive Officer, is hereby incorporated into this Item 1.01 by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 5.02(b) of this Current Report on Form 8-K with respect to the termination of the Employment Agreement, dated as of December 30, 2008, as amended (the “McGrath Employment Agreement”), between the Company and Kevin N. McGrath, is hereby incorporated into this Item 1.02 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 15, 2012, Kevin N. McGrath notified the Board of Directors of his decision to step down as chief executive officer and a director of the Company effective immediately. Mr. McGrath also resigned from all other positions, offices and directorships of all other entities for which Mr. McGrath was serving at the request of the Company. The Board has accepted the resignation of Mr. McGrath and fully supports Mr. McGrath in his future endeavors. Mr. McGrath has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. McGrath has agreed to serve the Company as an advisor during a transition period ending March 1, 2012.

In connection with Mr. McGrath’s resignation, the Company and Mr. McGrath entered into the McGrath Separation Agreement. By virtue of Mr. McGrath’s resignation and entry into the McGrath Separation Agreement, the McGrath Employment Agreement is terminated.

Pursuant to the McGrath Separation Agreement, Mr. McGrath will receive as severance (i) three (3) months of his base salary of $325,000, payable in accordance with the Company’s standard payroll practices and (ii) partially Company-paid COBRA coverage under the Company’s health care plan for himself and his spouse through August 2012. Payment of the foregoing severance amounts is subject to receipt and effectiveness of a release of claims against the Company. The Compensation Committee of the Board of Directors has authorized the Company to vest all stock options, which shall remain exercisable for the full term of their grant, notwithstanding any contrary provision in the applicable award agreements. All unvested restricted stock units awarded to Mr. McGrath will expire in accordance with the terms and conditions of the applicable award agreements.

The foregoing description of the McGrath Separation Agreement is qualified in its entirety by the full text of the McGrath Separation Agreement filed herewith as Exhibit 10.67 and incorporated herein by reference.

(c) (1) Effective February 16, 2012, the Board of Directors has appointed Thomas Connerty to serve as President and Chief Executive Officer of the Company. Mr. Connerty, age 49, has been a director of the Company since April 2011. He held a number of senior positions with Nutrisystem, Inc. from November 2004 until May 2008, including Executive Vice President of Program Development from July 2006 to May 2008. From 1999 to 2004, Mr. Connerty served as Vice President of Marketing at the Nautilus Group. Prior to that, Mr. Connerty served as the Vice President of Broadcast for the Home Shopping Network.

The Company expects to enter into an employment agreement with Mr. Connerty in the foreseeable future.

The Letter Agreement and the McGrath Separation Agreement (the “Agreements”) are provided to give investors information regarding their respective terms. They are not provided to give investors factual information about the Company or any other parties thereto. In addition, the representations, warranties and covenants contained in the Agreements were made only for purposes of the Agreements and as of specific dates, were solely for the benefit of the parties to the Agreements, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreements and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

A copy of the press release by the Company announcing the appointment of Mr. Connerty and the departure of Mr. McGrath is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.66	Letter Agreement dated as of February 15, 2012 by and between eDiets.com, Inc. and Prides Capital Fund I, L.P.

10.67	Agreement and General Release dated as of February 16, 2012 by and between eDiets.com, Inc. and Kevin N. McGrath.

99.1	Press release issued by eDiets.com, Inc. on February 16, 2012.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Kevin A. Richardson, II
Kevin A. Richardson, II
Chairman

Date: February 17, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.66	Letter Agreement dated as of February 15, 2012 by and between eDiets.com, Inc. and Prides Capital Fund I, L.P.

10.67	Agreement and General Release dated as of February 16, 2012 by and between eDiets.com, Inc. and Kevin N. McGrath

99.1	Press release issued by eDiets.com, Inc. on February 16, 2012.

5